EXHIBIT 10.2

MODIFICATION NO. 2 TO LOAN AND SECURITY AGREEMENT

This Second Modification No. 2 to Loan and Security Agreement (the “Second Modification”) is entered into as of June 27, 2014 (the “Second Modification Effective Date”), by and between Partners for Growth IV, L.P. (“PFG”), Mattersight Corporation, a Delaware corporation, Mattersight Europe Holding Corporation, a Delaware corporation and Mattersight International Holding, Inc., an Illinois corporation (individually and collectively, jointly and severally, “Borrower”), whose address is 200 S Wacker Drive, Suite 820, Chicago, IL 60606.

Recitals

A. PFG and Borrower have entered into that certain Loan and Security Agreement dated as of August 19, 2013 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). PFG has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. PFG and Borrower entered into that certain Modification No. 1 to Loan and Security Agreement (the “First Modification”) as of April 30, 2014 to address the treatment under the Loan Agreement of Defaults or Events of Default when no monetary Obligations are then outstanding.

C. The parties desire to amend the Financial Covenants set forth in Section 5 of the Schedule.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Second Modification shall have the meanings given to them in the Loan Agreement.

2. Modifications to Loan Agreement.

(a) Financial Covenant Modifications. Section 5 of the Schedule which, prior to the Second Modification Effective Date, read as follows:

“5. FINANCIAL COVENANTS

(Section 5.1):	Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

Minimum Tangible	Borrower shall maintain at all times, to be tested as of the last day of each month
Net Worth:

and calculated on a consolidated basis for Borrower and its Subsidiaries, a Tangible Net Worth in an amount equal to or greater than $3,000,000, increasing by (i) fifty percent (50%) of positive quarterly Net

Income plus (ii) fifty percent (50%) of the proceeds from issuances of equity and the principal amount of Subordinated Debt, in each case issued after the Effective Date; provided that the maximum Tangible Net Worth financial covenant requirement hereunder, after giving effect to such increases, shall not exceed $10,000,000.

Minimum Revenues:	Borrower shall maintain Revenues, to be tested as of the last day of each calendar quarter and calculated on a consolidated basis for Borrower and its Subsidiaries, of not less than the following amounts for each corresponding period:

Period	Minimum Revenues
Q3-2013	$6,521,000
Q4-2013	$7,221,000
Q1-2014	$6,669,000
Q2-2014	$7,333,000
Q3-2014	$8,340,000
Q4-2014	$9,533,000

For periods after Q4-2014, the minimum threshold shall be 80% of Borrower’s Plan Revenues for each period.

Minimum EBITDA:	Borrower shall maintain EBITDA, to be tested as of the last day of each calendar quarter and calculated on a consolidated basis for Borrower and its Subsidiaries, of not less than the following amounts for each corresponding period:

Period	Minimum EBITDA
Q3-2013	$(750,000)
Q4-2013	$(750,000)
Q1-2014	$(1,350,000)
Q2-2014	$(600,000)
Q3-2014	$1
Q4-2014	$1

For periods after Q4-2014, the minimum threshold shall be at least $1.00 in EBITDA for each period.”

shall, as from the Second Modification Effective Date, be amended to read in its entirety as follows:

“5. FINANCIAL COVENANTS

(Section 5.1):	Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

Minimum Tangible	Borrower shall maintain at all times, to be tested as of the last day of each month
Net Worth:

and calculated on a consolidated basis for Borrower and its Subsidiaries, a Tangible Net Worth in an amount equalto or greater than $1,250,000, increasing by (i) fifty percent (50%) of positive quarterly Net Income plus

(ii) fifty percent (50%) of the proceeds from issuances of equity and the principal amount of Subordinated Debt, in each case issued after the Second Modification Effective Date.

Minimum Revenues:	Borrower shall maintain Revenues, to be tested as of the last day of each calendar quarter and calculated on a consolidated basis for Borrower and its Subsidiaries, of not less than the following amounts for each corresponding period:

Period	Minimum Revenues
Q2-2014	$6,100,000
Q3-2014	$7,100,000
Q4-2014	$8,700,000

For the quarterly period ending March 31, 2015 and for each quarterly period ending thereafter, the minimum revenue requirements will be based on Borrower’s Board-approved projections delivered to Bank pursuant to Section 6.2(i) hereof, which requirement shall in any event be at least eighty percent (80%) of the projected revenue in such Board-approved projections for each such quarterly period.”

(b) New Compliance Certificate. The Compliance Certificate is amended to read as set forth in Exhibit A to this Second Modification.

3. Limitation of Modification. The modifications set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be an express or implied consent or imply any obligation of PFG to consider any future amendment, waiver, or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which PFG may now have or may have in the future under or in connection with any Loan Document. This Second Modification shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce PFG to enter into this Second Modification, Borrower hereby represents and warrants to PFG as follows:

(a) Immediately after giving effect to this Second Modification (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the power and authority to execute and deliver this Second Modification and to perform its obligations under the Loan Agreement;

(c) The organizational documents of Borrower most recently delivered to PFG remain true, accurate, and complete and have not been amended, supplemented, or restated and are and continue to be in full force and effect;

(d) The execution and delivery by Borrower of this Second Modification and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

(e) The execution and delivery by Borrower of this Second Modification and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment, or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

(f) The execution and delivery by Borrower of this Second Modification and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

(g) This Second Modification has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(h) Each of the disclosures and information contained in Borrower’s Representations Letter dated as of August 19, 2013, unless such Representations Letter is updated under Section 6.2 hereof or such updates are otherwise disclosed in Exhibit B hereto, remains true, complete and correct as of the Second Modification Effective Date.

5. Reaffirmation of Loan Documents. Except as expressly provided for in this Second Modification, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Second Modification is not a novation and the terms and conditions of this Second Modification shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Second Modification and the terms of such documents, the terms of this Second Modification shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6. Release by Borrower. For good and valuable consideration, Borrower hereby forever relieves, releases, and discharges PFG and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this

Second Modification (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing. In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by PFG with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Second Modification, and that PFG would not have done so but for PFG’s expectation that such release is valid and enforceable in all events. Borrower hereby represents and warrants to PFG, and PFG is relying thereon, as follows: (i) except as expressly stated in this Second Modification, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Second Modification, (ii) Borrower has made such investigation of the facts pertaining to this Second Modification and all of the matters appertaining thereto, as it deems necessary, (iii) the terms of this Second Modification are contractual and not a mere recital, (iv) this Second Modification has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Second Modification is signed freely, and without duress, by Borrower, and (v) it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify PFG, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6. Conditions. The effectiveness of this Second Modification is conditioned upon satisfaction of the conditions specified below on or prior to the Second Modification Effective Date or, if so specified, when otherwise required to be satisfied:

6.1 Execution and Delivery. Borrower shall have duly executed and electronically delivered a counterpart of this Second Modification to PFG, with the original to be delivered to PFG within two (2) Business Days thereafter.

6.2 Delivery of Updated Representations. If required to render the Representations Letter true, accurate and complete to the extent required under the Loan Agreement, Borrower shall have executed and delivered to PFG any necessary updates to the disclosures made therein in Exhibit B.

6.3 Modification Fee. Borrower shall have paid PFG a fee in consideration of this Second Modification in the sum of $50,000.

6.4 Payment of PFG Expenses. Borrower shall promptly pay to PFG upon invoice all reasonable expenses incurred in connection with this Second Modification, which expenses shall include all reasonable attorneys’ fees and expenses.

7. Integration; Construction. This Second Modification, the First Modification, the Loan Agreement, and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Second Modification and the Loan Documents merge into this Second Modification and the Loan Documents. Quotation marks around modified provisions of the Loan Agreement, italicized text and the like are for convenience of reading only.

8. Counterparts. This Second Modification may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Second Modification shall be deemed effective upon the due execution and delivery to PFG of this Second Modification by each party hereto, and shall be conditioned upon there being no Defaults or Events of Default under the Loan Documents other than the Existing Defaults.

10. Governing Law. This Second Modification and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Second Modification to be duly executed and delivered as of the date first written above.

PFG		BORROWER

Partners for Growth IV, L.P.		Mattersight Corporation

By:	/S/ JASON GEORGATOS
Name:	Jason Georgatos, Manager
Title:	Partners for Growth IV, LLC, its General Partner	By:	/s/ MARK ISERLOTH
		Name:	Mark Iserloth
		Title:	CFO

Mattersight Europe Holding Corporation

		By:	/s/ MARK ISERLOTH
		Name:	Mark Iserloth
		Title:	CFO

Mattersight International Holding Inc.

		By:	/s/ MARK ISERLOTH
		Name:	Mark Iserloth
		Title:	CFO

EXHIBIT A – Compliance Certificate

Compliance Certificate

Borrower:	Mattersight Corporation Mattersight Europe Holding Corporation Mattersight International Holding, Inc.	Lender:	Partners for Growth III, L.P. (“PFG”) 150 Pacific Avenue San Francisco, CA 94111

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and PFG dated as of August 19, 2013 (as amended, the “Agreement”), (i) (each) Borrower is in complete compliance for the period ending             with all required covenants except as detailed below, (ii) all representations and warranties of Borrower stated in the Agreement, including to the extent required in Section 5.7 in respect of the Representations Letter, as defined in the Agreement, are true, complete, correct and accurate in all material respects on this date except those representations and warranties expressly referring to a specific date shall be true, complete, correct and accurate in all material respects as of such date, and except as noted below or on any disclosure letter attached to this Certificate, (iii) (each) Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and (each) Borrower has timely paid all foreign, federal state and local taxes, assessments, deposits and contributions owed by Borrower(s) except as otherwise permitted pursuant to the Loan Agreement, (iv) no Liens have been levied or claims made against any Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which such Borrower has not previously provided written notification to PFG, and (v) there are no Defaults or Events of Default. Attached herewith are the required documents supporting the above certification. The undersigned further certifies that the financial statements, information and schedules referred to below have been prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Compliance Certificates	Monthly within 30 Days	Yes	No
Unaudited Financial Statements	Monthly within 30 Days	Yes	No
AR/AP Agings, Def. Rev Sched.	Monthly within 30 Days	Yes	No
Annual Budgets/Projections	As soon as available / 60 days of FYE	Yes	No
Audited Financial Statements	Annually within 150 Days of FYE	Yes	No
Other Reports	When Requested by PFG	Yes	No
Representations Letter Update	When Required[1]	Yes	No
Senior Loan Reports	As and when delivered	Yes	No
SEC Reports	Within 5 days	Yes	No

Financial Covenants[2]	Required	Actual	Complies

Minimum TNW
Minimum Revenues

Sincerely,

SIGNATURE

TITLE

DATE

1	To be updated as and when necessary to keep the information current, accurate and complete as set forth in Section 5.7 of the Agreement.
2	See page 2

Financial Covenants (Section 5 of Schedule to Loan and Security Agreement)

5. FINANCIAL COVENANTS

(Section 5.1):	Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

Minimum Tangible	Borrower shall maintain at all times, to be tested as of the last day of each month
Net Worth:	and calculated on a consolidated basis for Borrower and its Subsidiaries, a Tangible Net Worth in an amount equal to or greater than $1,250,000, increasing by (i) fifty percent (50%) of positive quarterly Net Income plus (ii) fifty percent (50%) of the proceeds from issuances of equity and the principal amount of Subordinated Debt, in each case issued after the Second Modification Effective Date.

Minimum Revenues:	Borrower shall maintain Revenues, to be tested as of the last day of each calendar quarter and calculated on a consolidated basis for Borrower and its Subsidiaries, of not less than the following amounts for each corresponding period:

Period	Minimum Revenues
Q2-2014	$6,100,000
Q3-2014	$7,100,000
Q4-2014	$8,700,000

For the quarterly period ending March 31, 2015 and for each quarterly period ending thereafter, the minimum revenue requirements will be based on Borrower’s Board-approved projections delivered to Bank pursuant to Section 6.2(i) hereof, which requirement shall in any event be at least eighty percent (80%) of the projected revenue in such Board-approved projections for each such quarterly period.